Consent Of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, File No. 33-65463 of our reports dated May 26, 1995 included in Rentrak Corporation s Form 10-K for the year ended March 31, 1995, and our reports dated October 16, 1995, relating to the financial statements of Supercenter Entertainment Corporation as of December 31, 1994 and 1993, appearing in Rentrak Corporation s Form 8-K dated August 31, 1995, and to all references to our firm included in this Registration Statement.

                                               /S/ Arthur Andersen LLP
                                               ARTHUR ANDERSEN LLP


   Portland, Oregon,
     February 9, 1996